UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2009

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Lincoln Street, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

333 Wyman Street, Waltham, Massachusetts
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 15, 2009, Lonza Ltd. filed a lawsuit against Altus in the United States District Court for the Southern District of New York. The lawsuit relates to the disputes between Altus and Lonza with respect to the parties' Manufacturing and Supply Agreement, dated November 16, 2006, as amended (the "Agreement"). Lonza seeks to have the court (1) declare a proper forum for arbitrating the disputes under the Agreement, (2) compel Altus to arbitrate Lonza's contract claims, (3) reform the Agreement to prohibit Altus from enforcing confidentiality and non-competition provisions, and (4) award Lonza reasonable attorneys' fees and costs. Altus is required to respond to the complaint within 20 days of receipt of service. Background regarding the contractual disputes can be found in the Altus Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which Altus filed with the Securities and Exchange Commission on May 11, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

May 21, 2009	By:	Thomas J. Phair, Jr.

Name: Thomas J. Phair, Jr.
Title: Vice President, Finance and Treasurer